UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2024

S&W SEED COMPANY

(Exact name of Registrant as Specified in Its Charter)

Nevada	001-34719	27-1275784
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2101 Ken Pratt Blvd, Suite 201 Longmont, CO	80501
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (720) 506-9191

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SANW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 28, 2024, and effective as of July 1, 2024, the Company entered into an amended and restated employment agreement with Mr. Herrmann. Pursuant to the amended and restated employment agreement, Mr. Herrmann will continue to serve as the Company’s President and Chief Executive Officer and continue to receive an annual base salary of $500,000. With respect to fiscal year 2025 and each fiscal year of Mr. Herrmann’s employment thereafter, Mr. Herrmann will be eligible to earn (i) a cash bonus with a target bonus percentage equal to 50% (up to a maximum of 75%) of his base salary, and (ii) a restricted stock unit award with a target value of $150,000 (up to a maximum value of $300,000), which shall vest in equal quarterly installments over a three-year period, subject to Mr. Herrmann’s continuous service (as defined in the Company’s 2019 Equity Incentive Plan) as of each such vesting date. In addition, as soon as practicable following the beginning of each fiscal year, Mr. Herrmann will be eligible to receive a stock option award with a cash value of $300,000, which shall vest in equal quarterly installments over a three-year period, subject to Mr. Herrmann’s continuous service as of each such vesting date. The housing previously provided for Mr. Herrmann in the Longmont, Colorado area will terminate on August 31, 2024. If Mr. Herrmann’s employment is terminated without cause or he resigns for good reason (each as defined in the employment agreement), he will be entitled to receive continuation of his base salary for three months. If Mr. Herrmann’s employment with the Company terminates due to his voluntary retirement after attaining the age of 65, he will be entitled to the full acceleration and exercisability of all unvested shares subject to any outstanding stock option or restricted stock unit award, and any then-outstanding stock options will remain exercisable until 12 months after said termination date. The remaining terms and conditions of Mr. Herrmann’s employment agreement remain substantially unchanged.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

S&W SEED COMPANY

Date: July 1, 2024	By:	/s/ Vanessa Baughman
Vanessa Baughman
Chief Financial Officer